EXHIBIT 10.1
T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, WA 98006-1350

March __, 2025

[Name]
c/o T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, WA 98006-1350

        Re: Amendment to Outstanding Equity Awards

Dear [Name]:

As you know, you currently hold certain time-based restricted stock unit (“RSU”) and performance-based restricted stock unit (“PRSU”) awards covering shares of T-Mobile US, Inc. (the “Company”) common stock (the “Awards”), which were issued to you pursuant to the T-Mobile US, Inc. 2023 Incentive Award Plan, the Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan and/or the T-Mobile US, Inc. 2013 Omnibus Incentive Plan (together, the “Plans”) and award agreements between you and the Company, which evidence the grant of such Awards (the “Award Agreements”).
We are pleased to inform you that the Company has approved an amendment to your Awards as described below in this letter (this “Letter”). Capitalized terms used in this Letter have the meanings set forth in the applicable Plan or the applicable Award Agreement.
1.Qualifying Termination. Notwithstanding anything to the contrary in your Award Agreements, if you incur a Termination of Service as a result of a Qualifying Termination (as defined on Exhibit A hereto), then subject to Section 2 below:

(a)any then-outstanding and unvested RSUs that are otherwise scheduled to become vested upon the next scheduled Vesting Date shall vest upon such Termination of Service; and

(b)with respect to any then-outstanding and unvested performance-vesting RSUs (“PRSUs”), (i) the number of Performance-Adjusted Units shall be determined (in accordance with the applicable Award Agreement) as soon as administratively practicable following the last day of the Performance Period, (B) a number of PRSUs equal to the product of such Performance-Adjusted Units multiplied by the Pro Rata Fraction shall become earned and vested and (C) any remaining unearned PRSUs shall be canceled and forfeited effective as of the last day of the Performance Period.

2.Release Requirement. You will not be eligible to receive any vesting or accelerated vesting of your Awards under Section 1(a) or 1(b) above unless you execute and, if applicable, do not revoke all documents required under the applicable Company severance program or otherwise, including without limitation any required release of claims, within the applicable time frames set forth in such documents or as prescribed by the Company (which, in either case, shall be no later than sixty (60) days following the date of such Termination of Service). In the event you fail to execute all required documents in a timely fashion, then if any RSUs or PRSUs have vested or been paid to you after your Termination of Service but before your failure to execute all required documents, you covenant and agree that you will have no right, title or interest in such amount vested or paid and that you will cause such amount to be returned immediately to the Company upon notice.

3.No Other Modifications. Except as specifically set forth in this Letter, all other terms and conditions of your Awards and the Award Agreements shall remain unchanged and in full force and effect.
4.No Tax Advice. The Company is not making any warranties or representations to you with respect to the income tax consequences associated with this Letter and you are in no manner relying on the Company, its affiliates or any of their respective representatives for an assessment of such tax consequences. You are hereby advised to consult with your own tax advisor with respect to any tax consequences associated with this Letter.

5.Miscellaneous. This Letter, together with your Award Agreements and the applicable Plans, sets forth the final and entire agreement of you and the Company with respect to the subject matter hereof. This Letter may be amended only in a writing signed by you and an authorized officer of the Company. This Letter may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument. This Letter shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws, and applicable federal law. Nothing contained in this Letter shall confer upon you any right to continue in the employ or service of the Company or its affiliates or affect the right of the Company or its affiliates to terminate your employment or service at any time.

Please indicate your acknowledgment of, and agreement to, the terms and conditions set forth in this Letter by signing and dating this Letter in the space below and returning a signed copy to Deeanne King, Chief People Officer.

[Signature page follows]

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Sincerely,

                        T-Mobile US, Inc.

                        By: /s/ Deeanne King_______________________
                        Name: Deeanne King
                        Title: EVP, Chief People Officer

Acknowledged, Agreed and Accepted:

________________________________

Name: __________________________

Date: ___________________________

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Exhibit A
Definitions

(i)“Cause” means “Cause” (or any term of similar effect) as defined in your offer letter or other applicable employment or service agreement with the Company or any of its Affiliates or, if there is no such agreement or such agreement does not contain a definition of Cause (or term of similar effect), then “Cause” shall mean any one or more of the following: (A) your gross neglect or willful material breach of your principal employment responsibilities; (B) a final judicial adjudication that you are guilty of any felony (other than a law, rule or regulation relating to a traffic violation or other similar offense that has no material, adverse effect on the Company, Deutsche Telekom AG or their respective Affiliates); (C) your breach of any written non-competition, non-solicitation or confidentiality covenant between you and the Company or any Affiliate of the Company (other than a de minimis breach); (D) fraudulent conduct in the course of your employment with the Company as determined by a court of competent jurisdiction; (E) your unlawful discrimination, harassment, or retaliation, assault or other violent act toward any employee or third party, or other act or omission, in each case that in the reasonable and good faith view of the Board constitutes a material breach of the Company’s or one of its Affiliate’s written policies or Code of Conduct; or (F) your material breach of any other obligation which, if reasonably curable, continues uncured for a period of thirty (30) days after notice thereof by the Company or any of its Affiliates and which is demonstrably injurious to the Company or an Affiliate thereof. Notwithstanding the foregoing, no cure period shall be required under the foregoing clause (F) if the breach is a recurrence of conduct that was the subject of a prior notice under such clause (F) for which a thirty (30)-day cure period was given. For purposes of the foregoing clause (F), the term “obligation” refers to the Company’s (and its Affiliates’) policies and directives and is not intended to refer to performance expectations such as goals set forth in bonus plans or performance evaluations
(ii) “Good Reason” means “Good Reason” (or any term of similar effect) as defined in your offer letter or other applicable employment or service agreement with the Company or any of its Affiliates or, if there is no such agreement or such agreement does not contain a definition of Good Reason (or term of similar effect), then “Good Reason” shall mean the occurrence of any of the following events without your consent, provided that (x) you notify the Company not more than ninety (90) days after its initial occurrence, (b) the Company does not cure such occurrence within thirty (30) days after receipt of such notice and (c) your employment with the Company terminates within sixty (60) days after the end of the Company’s cure period: (A) a material reduction in your base salary, annual target short-term incentive award opportunity or annual target long-term incentive opportunity, except for across-the-board salary reductions based on the Company’s and its Affiliates’ financial performance similarly affecting all or substantially all management employees of the Company and its Affiliates; or (B) the relocation of the office at which you are principally employed to a location more than fifty (50) miles from the location of such office, or you being required to be based anywhere other than such office, except for required travel on business.
(iii)“Qualifying Termination” means your Termination of Service (A) by the Company without Cause or (B) by you for Good Reason.

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